UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

____________________

Date of Report (Date of earliest event reported): October 17, 2006

ASCENDIA BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	033-25900	75-2228820
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey 08619

(Address of Principal Executive Offices) (Zip Code)

609-219-0930

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 18, 2006 Registrant received a letter from the American Stock Exchange (“Amex”) notifying Registrant that it is not in compliance with certain Amex continued listing standards, as a result of Registrant’s failure timely to file a Quarterly Report on Form 10-Q for period ended August 26, 2006. The letter requests that Registrant submit to Amex, by October 27, 2006, a letter setting forth the actions it plans to take to bring Registrant into compliance (not later than November 29, 2006) with Sections 134 and 1101 of the Amex Company Guide. On October 17, 2006, Registrant notified the Amex that to expects to file its Form 10-Q, and regain compliance with the continued listing standards, during the week of October 23, 2006.

Item 7.01  Regulation FD Disclosure

On October 17, 2006, Registrant issued a press release announcing that it would not timely file its Quarterly Report on Form 10-Q for the period ended August 26, 2006, and announcing revised preliminary earnings information for the thirteen and twenty-six week periods ended August 26, 2006. A copy of Registrant’s press release is furnished and attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made Registrant under the Securities Act of 1933 or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Number	Description of Exhibit

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2006	ASCENDIA BRANDS, INC.

By:	/s/ John D. Wille
John D. Wille
Chief Financial Officer